Exhibit 99.1


 Audited Combined Financial Statements of Paciugo Management LLC
              For the Year Ended December 31, 2002

Report of Independent Certified Public Accountants


To the Partners
Paciugo Management LLC


We have audited the accompanying combined balance sheet of Paciugo Management LLC ("Paciugo") as of December 31, 2002, and the related combined statements of operations, changes in partners' capital and cash flows for the year then ended. These financial statements are the responsibility of Paciugo's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Paciugo as of December 31, 2002, and the combined results of their operations and their combined cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.


                                   GRANT THORNTON LLP

Dallas, Texas
January 31, 2003

                     PACIUGO MANAGEMENT LLC
                     COMBINED BALANCE SHEET
                        DECEMBER 31, 2002

                    ASSETS

CURRENT ASSETS
  Cash and cash equivalents        $ 1,910,282
  Accounts receivable                   29,449
  Inventory                            298,369
  Prepaid expenses                      82,343
                                   -----------
                                     2,320,443
                                   -----------

LONG-TERM ASSETS
  Property and equipment, net        1,805,924
  Other assets                           9,906
                                   -----------
                                     1,815,830
                                   -----------
                                   $ 4,136,273
                                   ===========

          LIABILITIES & PARTNERS' CAPITAL

CURRENT LIABILITIES
  Accounts payable                 $   353,145
  Accrued liabilities                   54,988
  Notes payable, short-term            370,388
                                   -----------
                                       778,521
                                   -----------

NOTES PAYABLE, LONG-TERM                53,249

NOTE PAYABLE TO PARTNERS               450,000

COMMITMENTS AND CONTINGENCIES                -

PARTNERS' CAPITAL
  Partners' capital                  3,792,962
  Accumulated deficit                 (938,459)
                                   -----------
                                     2,854,503
                                   -----------
                                   $ 4,136,273
                                   ===========









 The accompanying notes are an integral part of this statement.


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


                     PACIUGO MANAGEMENT LLC
                COMBINED STATEMENT OF OPERATIONS
              FOR THE YEAR ENDED DECEMBER 31, 2002


Net sales                                         $ 1,773,649

Operating expenses:
  Cost of goods sold                                  318,246
  Selling, general and administrative expenses      1,819,968
  Depreciation and amortization                       334,486
                                                  -----------
                                                    2,472,700
                                                  -----------

Operating loss                                       (699,051)

Interest expense                                      102,582
                                                  -----------

Net loss                                          $  (801,633)
                                                  ===========



 The accompanying notes are an integral part of this statement.


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                     PACIUGO MANAGEMENT LLC
       COMBINED STATEMENT OF CHANGES IN PARTNERS' CAPITAL


                                                                   Partners'    Accumulated
                                                                   Capital        Deficit        Total
                                                                 -----------    -----------   -----------
Balance, January 1, 2002                                         $    50,000    $  (136,826)  $   (86,826)


Conversion of notes payable to partners to partners' capital       1,242,962                    1,242,962
Capital contribution from Novo Networks, Inc.                      2,500,000                    2,500,000

Net loss                                                            (801,633)                    (801,633)
                                                                 -----------    -----------   -----------
Balance, December 31, 2002                                       $ 3,792,962    $  (938,459)  $ 2,854,503
                                                                 ===========    ===========   ===========







 The accompanying notes are an integral part of this statement.


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

                     PACIUGO MANAGEMENT LLC
                COMBINED STATEMENT OF CASH FLOWS
              FOR THE YEAR ENDED DECEMBER 31, 2002



CASH FLOWS FROM OPERATING ACTIVITIES:
          Net loss                                                          $ (801,633)
          Adjustments to reconcile net loss to net cash used in
          operating activities:
            Depreciation and amortization                                      334,486
            Change in operating assets and liabilities:
              Accounts receivable                                              (27,732)
              Inventory                                                       (106,937)
              Prepaid expenses                                                 (64,477)
              Accounts payable                                                 352,287
              Accrued liabilities                                               43,421
              Accrued interest payable                                         (57,168)
                                                                           -----------
Net cash used in operating activities                                         (327,753)
                                                                           -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
          Purchase of property and equipment                                (1,357,758)

CASH FLOWS FROM FINANCING ACTIVITIES:
          Proceeds from borrowings                                           1,275,574
          Payments on notes payable                                           (196,843)
          Capital contribution from Novo Networks, Inc.                      2,500,000
                                                                           -----------
Net cash provided by financing activities                                    3,578,731
                                                                           -----------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                      1,893,220
CASH AND CASH EQUIVALENTS, beginning of year                                    17,062
                                                                           -----------
CASH AND CASH EQUIVALENTS, end of year                                     $ 1,910,282
                                                                           ===========

--------------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:

          Cash paid for interest                                           $    16,810
          Cash paid for income taxes                                       $         -

SUPPLEMENTAL DISCLOSURE OF NON CASH FINANCING ACITIVITIES:

          Conversion of notes payable to partners to partners' capital     $ 1,242,962



 The accompanying notes are an integral part of this statement.


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


                     PACIUGO MANAGEMENT LLC
           NOTES TO THE COMBINED FINANCIAL STATEMENTS
                        DECEMBER 31, 2002


1.BUSINESS

  (a) General

  Paciugo Management LLC ("PMLLC"), a Texas limited liability company formed in May of 2001, is the sole general partner of Ad Astra Holdings LP ("Ad Astra"), a Texas limited partnership (formerly Paciugo Holdings LLC) and Authentic Gelato LP, Paciugo Supply Company LP, Paciugo Franchising LP and Paciugo Properties LP (collectively the "Operating Partnerships"). PMLLC, through its partnership interest in Ad Astra and the Operating Partnerships, manages a gelato manufacturing, retailing and catering business operating under the brand name "Paciugo." Throughout these financial statements, we refer collectively to PMLLC, Ad Astra and the Operating Partnerships as "Paciugo" or the "Company."

  Prior to May 2001, the Company operated as Authentic Gelato
  LLC, a Texas limited liability company that was formed on April 5, 2000. In May of 2001 Authentic Gelato LLC reorganized into Authentic Gelato LP.

  Nature of Operations
  --------------------

  Paciugo is in the business of owning and operating a series of retail locations that sell authentic Italian gelato to the general public. Paciugo opened its first store in September of 2000. As of December 31, 2002, it has seven retail locations in and around Dallas, Texas, which are either dedicated Paciugo stores or kiosks that operate in larger retail venues as a small "store within a store." In addition to the retail gelato business, a portion of its revenues are derived from catering activities conducted primarily out of its corporate headquarters. These activities typically involve the serving of Paciugo gelato at a variety of special events, including, private celebrations, philanthropic gatherings and third-party retail promotions.

  Seasonality
  -----------

  In general, the market for frozen desserts experiences a certain degree of seasonal fluctuation, which is less marked in regions that experience consistently colder year-round climates. Paciugo enjoys higher sales volume during the period between May and August.

  (b)  Recent Developments

  On December 19, 2002, PMLLC and Ad Astra executed a purchase agreement (the "Purchase Agreement") with Novo Networks, Inc. ("Novo Networks"). Pursuant to the Purchase Agreement, Novo Networks purchased a 33% membership interest in PMLLC and a 32.67% interest in Ad Astra, which results in Novo Networks holding an aggregate interest, including the PMLLC general partnership interest, in Ad Astra equal to 33% (the "Initial Interest"), for a purchase price of $2.5 million.

  In addition, Novo Networks holds an option, exercisable for a period of two years from December 19, 2002, to purchase an additional 17.3% membership interest in PMLLC and a 17.127% interest in Ad Astra (the "Subsequent Interest") for $1.5 million. Together, the Initial Interest and the Subsequent Interest would result in Novo Networks holding a 50.3% membership interest in PMLLC and a 49.797% limited partnership interest in Ad Astra, for a total aggregate interest in Ad Astra, including the PMLLC general partner interest, of 50.3%.

  Under the terms of the Purchase Agreement, Novo Networks provides services to support the business operations of Paciugo, including administrative, accounting, financial, human resources, information technology, legal, and marketing services (the "Support Services"). The Support Services expressly exclude providing certain capital expenditures as well as services that are customarily performed by third party





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                     PACIUGO MANAGEMENT LLC
     NOTES TO THE COMBINED FINANCIAL STATEMENTS - Continued
                        DECEMBER 31, 2002


  professionals. In exchange for Novo Networks providing the Support Services, Paciugo pays Novo Networks an annual amount equal to the greater of $0.25 million or 2% of the combined gross revenues of Paciugo (excluding any gross revenues shared with third parties under existing contractual arrangements). Paciugo makes monthly payments to Novo
  Networks in the amount of $20,833, with the positive cumulative difference, if any, between 2% of such gross revenues and $20,833 per month to be paid within ten days of the end of such month. Paciugo may not cancel or alter the scope of the Support Services without Novo Networks' prior approval or consent.

  Under the terms of the Purchase Agreement, Novo Networks is entitled to and currently maintains representation on the governing board of PMLLC (the "Board of Managers") as is proportionate to its ownership interests therein. PMLLC, as the sole general partner of Ad Astra, is empowered to make all decisions associated with Ad Astra, except for those requiring the approval of the limited partners, as set forth in the limited partnership agreement of Ad Astra or under applicable law.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Combination
  -------------------------

  The combined financial statements of Paciugo include the accounts of PMLLC, Ad Astra and the Operating Partnerships. Control of each entity is vested in the same group of owners, their operations are interrelated and they are under common management. All material intercompany balances and transactions have been eliminated.


  Cash and Cash Equivalents
  -------------------------

  Paciugo considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. At December 31, 2002, cash equivalents totaled approximately $1.9 million and consisted of a money market account. The Company maintains its cash and cash equivalents with two financial institutions. The cash balance is in excess of the FDIC insurance limit.

  Inventory
  ---------

  Inventory is comprised of gelato ingredients, goods used in producing gelato and other items needed for the retail sale of gelato, which are valued at the lower of cost or market.

  Prepaid Expenses
  ----------------

  Prepaid expenses are recorded as assets and expensed in the period in which the related services are received.

  Long-lived Assets
  -----------------

  The Company's long-lived assets consist of property and equipment, in accordance with the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets" ("SFAS 144"). SFAS 144 established a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. The amount of impairment, if any, is measured based on fair value and is charged to operations in the period in which impairment is determined by management. No impairment losses were recorded in fiscal 2002.






                               -7-

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                     PACIUGO MANAGEMENT LLC
     NOTES TO THE COMBINED FINANCIAL STATEMENTS - Continued
                        DECEMBER 31, 2002


  Income Taxes
  ------------

  Paciugo consists of partnerships and limited liability companies in which the partners individually report their share of taxable income or loss.

  Revenue Recognition
  -------------------

  Paciugo sells authentic Italian gelato to the general public.
  Revenue is recognized at the time of sale. Gross revenues include concession fees resulting from revenue sharing agreements with a retail grocery store chain.

  Fair Value of Financial Instruments
  -----------------------------------

  The carrying value of financial instruments consisting of cash and notes payable approximate fair value as of December 31, 2002, due to their short maturity.

  Accounting Estimates
  --------------------

  In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues during the reporting period. Actual results could differ from those estimates.

3.PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:


                               Useful
                                Life         December 31, 2002
                              --------       -----------------
     Leasehold improvements   2-10 Yrs.      $         802,151
     Furniture and fixtures    5-7 Yrs.                 78,517
     Vehicles                    5 Yrs.                224,880
     Equipment                 3-5 Yrs.              1,113,932
                                             -----------------
                                                     2,219,480
     Accumulated depreciation
        and amortization                              (413,556)
                                             -----------------
                                             $       1,805,924
                                             =================

  During the year ended December 31, 2002, depreciation expense totaled approximately $334,000.


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


                     PACIUGO MANAGEMENT LLC
     NOTES TO THE COMBINED FINANCIAL STATEMENTS - Continued
                        DECEMBER 31, 2002


4.Notes Payable

  Notes payable at December 31, 2002, consists of the following:

     Notes payable to a bank, bearing
     interest at the higher of (i) the
     daily Prime Rate or (ii) the daily
     Federal Funds Rate plus 50 basis
     points (5.3% at December 31, 2002).
     Interest and principal are due in
     monthly installments of approximately
     $26,000, with the term of the note
     expiring on December 31, 2003.  The
     note payable is collateralized by
     the assets of the Company and a personal
     guarantee from a founding partner.           $       311,697

     Notes payable to four lenders for
     financing business vehicles and
     equipment, bearing interest at fixed
     rates ranging from 4.75% to 9.00%.
     Interest and principal are due in
     monthly installments ranging from $334
     to $1,700.  These notes mature from May of
     2003 to October of 2007.  These notes are
     collateralized by the vehicles and
     equipment.                                            79,094

     Notes payable to a bank for computers,
     bearing interest at a fixed rate of 5.75%.
     Interest and principal are due in monthly
     installments of $2,000, with the final payment
     due June of 2004.  These notes are
     collateralized by the computers.                     32,846
                                                  --------------


                                                         423,637

     less the current portion                            370,388
                                                  --------------
                                                  $       53,249
                                                  ==============


  The following are scheduled maturities of debt at December 31, 2002:

      For the Year Ended December 31,
         2003                          $    370,388
         2004                                32,216
         2005                                12,023
         2006                                 5,486
         2007                                 3,524
                                       ------------
                                       $    423,637
                                       ============




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

                     PACIUGO MANAGEMENT LLC
     NOTES TO THE COMBINED FINANCIAL STATEMENTS - Continued
                        DECEMBER 31, 2002


5.Commitments and Contingencies

  Operating Leases
  ----------------

  Paciugo is a lessee under certain non-cancelable operating leases. Terms of the leases call for monthly payments ranging from $2,860 to $10,290. For the year ended December 31, 2002, the Company incurred rental expense of approximately $217,000.

  Future minimum lease payments under these non-cancelable operating leases are as follows:

  For the Year Ended December 31,
       2003                          $    483,706
       2004                               520,694
       2005                               504,341
       2006                               425,010
       2007                               255,758
       Thereafter                          97,946
                                     ------------
                                     $  2,287,455
                                     ============


  Employment Agreements
  ---------------------

  As of December 31, 2002, the Company had entered into multi-year employment agreements with three of its executives. These agreements mature during December of 2005 and provide for annual salaries ranging between $80,000 and $150,000.

6.RELATED PARTY TRANSACTIONS

  Conversion of Note Payable to Partners to Partners' Capital
  -----------------------------------------------------------

  In December of 2002, Novo Networks acquired an Initial Interest in Paciugo by contributing $2.5 million. Under the Purchase Agreement, certain partners received a $450,000 payment on an outstanding note payable to partners. The Purchase Agreement required all remaining partners' debt, including outstanding interest to be converted to partners' capital except for a balance of $450,000. Under the terms of the Purchase Agreement, in the event that Novo Networks purchases the Subsequent Interest in Paciugo, the remaining note payable to partners of $450,000 will be paid. If Novo Networks does not purchase the Subsequent Interest, any remaining note payable to partners will be converted to partners' capital. For the year ended December 31, 2002, $1,242,962 of the note payable to partners balance was converted from debt to partners' capital.





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